EXHIBIT 99.1

ROBERT WEICKER JOINS BOARD OF DIRECTORS

September 10, 2004 – Andresmin Gold Corporation (“Andresmin” or the “Company”) (NASD OTC-BB: “ASGC”) is pleased to announce the Mr. Robert Weicker has agreed to join the Company’s board of directors.  Mr. Weicker has over 25 years in the mineral exploration and mining industry, from greenfield exploration to production operations.   Mr. Weicker has worked for a number of notable companies and mines including: Noranda Mines Group companies; Lac Minerals; Equinox Resources Ltd.; the Williams mine, the largest gold mine in Canada; Van Stone zinc mine in Washington, and Rosebud UG gold mines in Nevada.  He was also responsible for the direct supervision of a multimillion-dollar development program on a polymetallic deposit in British Columbia, resulting in a significant expansion of reserves and the discovery of the Yellow Jacket zinc deposit.  Since 1999, Mr. Weicker has developed his own consulting company, with a focus on Asia, Mongolia and Nevada.

Mr. Brodie, President stated, “I welcome Mr. Weicker to the board of directors.  His vast experience in the mining industry, in particular, his expertise developing and directing exploration programs, will be an invaluable asset to Andresmin as we initiate drill programs on our properties in Peru.”

For further information please contact:

Tel: 604-689-1620

Toll: (888) 689-1620

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, ANDRESMIN'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS.  THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.